UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 7, 2019

Protective Insurance Corporation
(Exact Name of Registrant as Specified in Charter)

Indiana	0-5534	35-0160330
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Congressional Boulevard, Carmel IN		46032
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code 317-636-9800

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, No Par Value	PTVCA	The Nasdaq Stock Market LLC
Class B Common Stock, No Par Value	PTVCB	The Nasdaq Stock Market LLC

Item 5.07.  Submission of Matters to a Vote of Security Holders

(a) The annual meeting of shareholders of the Company was held on May 7, 2019.

(b)
The shareholders elected all of the Company’s nominees for director and ratified the appointment of Ernst & Young LLP as independent auditors for the Corporation.  The shareholders approved all of the shareholder proposals, which are listed below.

Proposal 1 – To elect nine (9) directors:

	Shares For	Shares Against	Shares Abstain	Broker Non-Vote
Steven J. Bensinger	1,679,559	-	2,181	660,990
Stuart D. Bilton	1,531,865	-	149,875	660,990
Otto N. Frenzel IV	1,531,865	-	149,875	660,990
LoriAnn V. Lowery-Biggers	1,532,141	-	149,599	660,990
David W. Michelson	1,679,559	-	2,181	660,990
John D. Nichols, Jr.	1,679,559	-	2,181	660,990
James A. Porcari III	1,531,966	-	149,774	660,990
Nathan Shapiro	1,679,458	-	2,282	660,990
Robert Shapiro	1,679,458	-	2,282	660,990

Proposal 2 – To ratify the appointment of Ernst & Young LLP as independent auditor for the Corporation for 2019:

For	2,335,185
Against	352
Abstain	7,193

Proposal 3 – To approve, in an advisory vote, the Corporation’s executive officer compensation:

For	1,643,821
Against	10,852
Abstain	27,067
Broker Non-Vote	660,990

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTECTIVE INSURANCE CORPORATION

May 13, 2019 By:    /s/ John D. Nichols, Jr.
                                John D. Nichols, Jr.,
                                Interim Chief Executive Officer & Chairman of the Board of Directors